                                                                       EXHIBIT 7

                            Z-TEL TECHNOLOGIES, INC.
                      EMPLOYEE STOCK RESTRICTION AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of the 1st day of September, 1998, by and between Z-TEL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and D. GREGORY SMITH ("Purchaser").

                                    RECITALS

         A. Purchaser is a key employee of the Company and Purchaser's continued participation with the Company is considered by the Company to be important for its growth.

         B. The Company is willing to sell to Purchaser and Purchaser desires to purchase shares of the Company's Common Stock according to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  1.       PURCHASE AND SALE OF STOCK.

                           (a)      PURCHASE.  The Company hereby sells to
Purchaser, and Purchaser hereby purchases from the Company, 600,000 shares of the Company's Common Stock (the "Base Shares") at a price of $1.25 per share, for an aggregate purchase price of $750,000 and 6,000,000 shares of the Company's Common Stock (the "Additional Shares") at a price of $1.25 per share for an aggregate purchase price of $7,500,000.

                           (b)      PURCHASE PRICE.  Concurrently with the
execution of this Agreement, (i) Purchaser shall pay the aggregate purchase price for the Base Shares in the form of a three-year secured promissory note in the form attached hereto as Exhibit A payable to the order of the Company secured by the Base Shares or pay the purchase price in immediately available funds and (ii) Purchaser shall pay the aggregate purchase price for the Additional Shares in immediately available funds.

                           (c)      PLEDGE AGREEMENT.  Purchaser shall enter
into a Pledge Agreement in the form attached hereto as Exhibit B if a portion of the aggregate purchase price for the Base Shares is paid with a promissory note.

                  2.       PURCHASE OPTION.

                           (a)      PURCHASE OPTION.  The Base Shares shall be
subject to the right and option of (i) the individuals listed on Exhibit C hereto, in the percentages set forth thereon (the "Founders") and (ii) in the event the Founders fail to exercise their right and option in whole or in part, the Company to repurchase such Base Shares ("Purchase Option") as set forth in this Section 2. In the event Purchaser shall cease to be employed by the Company by reason of Termination For Cause (as such term is defined in the Employment Agreement by and between Purchaser and the

Company of even date herewith (the "Employment Agreement")) or Termination Without Cause under Section 7.2(d)(i) or (e) of the Employment Agreement (the "Termination"), the Purchase Option shall come into effect. Following a Termination which occurs on or prior to March 1, 2000, the Founders, first, and the Company, second, shall have the right, as provided in Section 2(b) below, to purchase from the Purchaser or his personal representative, as the case may be, either by cancellation of the promissory note or at the purchase price per share originally paid, as the case may be, as set forth in Section 1 hereof (the "Option Price") 75% of the Base Shares (the "Purchase Option Shares"). Following a Termination which occurs after March 1, 2000, the Founders, first, and the Company, second, shall have the right, as provided in Section 2(b) below, to purchase from the Purchaser or his personal representative, as the case may be, either by cancellation of the promissory note or at the purchase price per share originally paid, as the case may be, as set forth in Section 1 hereof ("Option Price"), a portion of the Purchase Option Shares computed as follows: Such number of the Purchase Option Shares as is equal to multiplying 36% of the Base Shares by a fraction, the numerator of which is 18 less the number of completed months of Purchaser's continuous employment which have elapsed from February 29, 2000 to the Termination Date, inclusive of both such dates, and the denominator of which shall be 18.

                           (b)      EXERCISE OF OPTION. Within thirty (30) days
after a Termination, the Founders shall notify Purchaser by written notice delivered as provided in Section 12, as to whether they wish to purchase any of the Purchase Option Shares. If the Founders (or their assignees) elect to purchase all or any of the Purchase Option Shares hereunder, they shall set a date for the closing of the transaction at a place specified by the Founders not later than fifteen (15) days from the date of such notice. At such closing, the Founders (or their assignees) shall tender payment for the Purchase Option Shares and the certificates representing the Purchase Option Shares so purchased shall be transferred. If the Founders do not elect to exercise their Purchase Option with respect to all or any portion of the Purchase Option Shares, then the Company may notify the Purchaser by written notice as provided in Section 12, as to whether it wishes to purchase all or any portion of the remaining Purchase Option Shares. If the Company (or its assignee) elects to purchase all or any portion of the remaining Purchase Option Shares hereunder, it shall set a date for the closing of the transaction at a place specified by the Company not later than fifteen (15) days from the event of such notice. At such closing, the Company (or its assignee) shall tender payment for the Purchase Option Shares and the certificates representing the Purchase Option Shares so purchased shall be canceled or transferred, as the case may be. The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, which is evidenced by a document duly executed by the Purchaser, or in cash, by check, or both. In the event the Founders or the Company do not elect to exercise the Purchase Option, the Purchase Option Shares shall no longer be subject to the Purchase Option. All such Shares shall continue, however, to be subject to the other provisions of this Agreement.

                           (c)      ASSIGNMENT. The Company and the Founders may
assign its/their rights under this Purchase Option.

                           (c)      FRACTIONAL SHARES. No fractional shares
shall be repurchased by the Company. All fractional shares shall be canceled in the event of the exercise of a Purchase Option.

                           (e)  CORPORATE TRANSACTIONS. In the event of any of
the following transactions (a "Corporate Transaction"):

                                    (i)  the acquisition by any person or
entity, or group thereof acting in concert, other than D. Gregory Smith, of "beneficial" ownership (as such term is defined in Securities and Exchange Commission ("SEC") Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the voting power, on any matters brought to a vote of shareholders, of thirty percent (30%) or more of the then outstanding shares of capital stock of the Company; or

                                    (ii)  the sale, assignment or transfer of
assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

                                    (iii)  the merger, consolidation, share
exchange or reorganization of the Company (or one or more subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; or

                                    (iv)  the adoption of a plan of liquidation
or the approval of the dissolution of the Company; or

                                    (v)  the commencement (within the meaning
of SEC Rule 14d-2 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

                                    (vi)  a determination by the Board of
Directors of the Company, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determinations shall be made for the specific purpose of triggering the operative provisions of this Agreement;

then, the Purchase Option shall automatically lapse in its entirety, and the Purchaser shall have a vested interest in all the Shares upon the consummation of such Corporate Transaction.

                           (f)  RESTRICTION ON TRANSFER.  Purchaser shall not
sell, transfer, pledge or otherwise dispose of any Shares, whether voluntarily or by operation of law, which are subject to the Purchase Option.

                  (3) RIGHT OF FIRST REFUSAL. Before any Base Shares or Additional Shares registered in the name of Purchaser, or any transferee thereof, that are no longer subject to the

Purchase Option may be sold or transferred except to the underwriters in an initial public offering, such Shares shall first be offered to the Company and to the Company's shareholders in the manner set forth in Article II of the Company's Shareholders' Agreement, the provisions of which are incorporated herein by reference.

                           (a)      INCLUDED TRANSACTIONS. A sale or transfer
shall be deemed to have occurred for the purpose of this Section 3 whenever any interest in any of such Shares is transferred voluntarily, involuntarily or by operation of law, irrespective of whether any change in the record ownership results therefrom and without regard to whether or not any consideration is received for such transfer.

                           (b)      EXCLUDED TRANSACTIONS. The following are the
only sales or transfers excluded from the provisions of this Section 3 (a sale or transfer which is excluded from the provisions of this Section 3 shall not remove the Shares so transferred from the restrictions contained herein and any subsequent sale or transfer shall be subject to, and comply in all respect with, said restrictions): transfers by Purchaser by bequest, intestate succession or gift to Purchaser's spouse, lineal descendants, ancestors, or adopted children, or to the spouses or adopted children of Purchaser's lineal descendants, ancestors, or adopted children, to any custodian or trustee for the account of such persons or Purchaser, or any transfer from such a transferee, custodian or trustee back to Purchaser.

                           (c)      OTHER TRANSFERS VOID. Any sale or transfer,
or purported sale or transfer, of such Shares shall be null and void unless made in accordance with the terms, conditions and provisions of this Section 3. The Company shall not be required (i) to transfer on its share register any Shares which shall have been purportedly sold or transferred if such transfer would be in violation of this Agreement or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any purported transferee to whom such Shares shall have purportedly been so transferred.

                           (d)      CORPORATE TRANSACTION. Except as otherwise
expressly provided in this Section 3, in the event of a Corporate Transaction (as defined in Section 2(e)), the right of first refusal of the Company as set forth in this Section 3 shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent Shares are at the time covered by such right.

                           (e)      TERMINATION OF AGREEMENT. The provisions of
Section 3 of this Agreement shall terminate and cease to have effect upon the earliest to occur of (i) the consummation of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of the Company's Common Stock, or (ii) the closing date of a sale of assets or merger of the Company or other acquisition transaction pursuant to which the shareholders of the Company receive securities of a buyer whose shares are publicly traded.

                  4. CAPITAL CHANGES. If, from time to time, during the term of this Agreement:

                           (a)      there is any stock dividend or liquidating
dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or

                           (b)      there is any liquidation or consolidation
or merger of the Company with another corporation;

then, except as otherwise expressly provided herein, in such event, any and all new, substituted or additional securities, or other property, other than cash, to which Purchaser is entitled by reason of Purchaser's ownership of the Shares shall be immediately subject to this Agreement and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Purchase Option, right of first refusal, and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per Share upon execution of the Purchase Option shall be appropriately adjusted. In the event of any cash dividend or liquidating distribution made with respect to the Shares, the Company may apply the amount thereof against any indebtedness owed by Purchaser to the Company.

                  5.       SECURITIES LAW COMPLIANCE.

                           (a)      EXEMPTION FROM REGISTRATION.  The Shares
have not been registered under the Act and are being issued to Purchaser in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit arrangements such as this Agreement or by Regulation D under the Securities Act of 1933, as amended. Purchaser hereby acknowledges receipt of a copy of this Agreement. The Shares have not been qualified under the Florida Securities and Investor Protection Act and are being issued to Purchaser in reliance upon the exemption from qualification provided by Section 517.061(ll) of such Act. The Purchaser acknowledges that he has been advised of his right to void his purchase hereunder within three (3) days of his first tender of consideration, all in accordance with Section 517.061(ll)(a) of such Act.

                           (b)      INVESTMENT REPRESENTATIONS.  As an
inducement to the Company to issue the Shares to Purchaser, and in order to establish the suitability of Purchaser for such an investment, Purchaser hereby represents and warrants to the Company as follows:

                                    (i)      INVESTMENT INTENT.  Purchaser is
aware of and familiar with the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach a knowledgeable and informed decision to acquire the Shares. Purchaser is acquiring the Shares for investment for his own account, not for resale, without any intention of or view toward or for participating, directly or indirectly, in a distribution of the Shares of any portion thereof.

                                    (ii)     REPRESENTATIVES.  Purchaser has
consulted with such professional advisors (the "Representative"), if any, as Purchaser has seen fit in connection with this proposed investment.

                           (iii)    EXPERIENCE. Purchaser and Purchaser's
Representatives, if any, have such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of investment in the Shares.

                           (iv)     RISKS. Purchaser understands that an
investment in the Company is speculative, that any possible profits therefrom are uncertain, and that Purchaser must bear the economic risks of the investment in the Company for an indefinite period of time. Purchaser is able to bear these economic risks and to hold the Shares for an indefinite period.

                           (v)      INFORMATION. Purchaser and Purchaser's
Representatives, if any, have received all information and data with respect to the Company which Purchaser or Purchaser's Representatives have requested and have deemed relevant in connection with an evaluation of the merits and risks of this investment in the Company, and do not desire any further information or data with respect to the Company prior to the purchase of the Shares.

                           (vi)     DOMICILE. Purchaser is a bona fide resident
and domiciliary, not a temporary transient resident, of and Purchaser's principal residence is in the State of Florida, and Purchaser does not have any present intention of moving his principal residence from Florida.

                           (vii)    LEGENDS. Purchaser understands and agrees
that (i) the legends set forth in Section 6 will be placed on the certificate(s) evidencing the Shares and on certificate(s) issued to transferees; (ii) the stock records of the Company will be noted with respect to such restrictions; and (iii) the Company will not be under any obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration.

                           (viii)   RESTRICTIONS ON RESALE. Purchaser
understands that, under relevant securities law requirements, additional restrictions on the transferability of the Shares will apply, unless Company, in its discretion, otherwise determines. Purchaser understands that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Company is under no obligation to so register the Shares. Purchaser understands that Rule 701 and Rule 144 of the Securities and Exchange Commission permit limited public resale of securities acquired in a non-public offering subject to satisfaction of certain conditions. Purchaser understands that the Company may not be satisfying, and is not obligated to satisfy, any requirement of Rule 144 at such time as Purchaser might wish to sell any of the Shares, and, if so, Purchaser might be precluded from selling any of the Shares under Rule 144. Purchaser further understands that ninety (90) days after the Company becomes subject to the reporting requirements under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Shares issued under Rule 701 may be resold by a person who is not an affiliate of the Company without compliance with many of such Rule 144 conditions (such as the current public information, holding period, volume limitation and notice filing requirements) and by a person who is an affiliate of the Company without any holding period requirements (subject to the other limitations set forth in this Agreement).

                           (c)      FURTHER LIMITATIONS ON DISPOSITION.
Without in any way limiting the representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of any portion of the Shares unless and until:

                                    (i)(A)   there is in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or, (B)(1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Act, which opinion shall be reasonably satisfactory to the Company; and

                                    (ii)     the Shares proposed to be
transferred are no longer subject to the Purchase Option and there has been compliance with the right of first refusal provisions contained in Section 3.

                           (d)      REGISTRATION RIGHTS.  Following the
successful completion of the Company's initial public offering of equity securities and after March 1, 2000, the Company shall give the Purchaser at least sixty (60) days' advance written notice of its intention to register any of its equity securities under the Securities Act of 1933, as amended. The Purchaser may specify, by prompt written notice to the Company a number of shares not subject to the Purchase Option which he proposes to include in the Company's proposed registration. Subject to the traditional market cutback imposed by the lead underwriter and the ordinary and customary provisions used in registration rights agreements, the Company will use its best efforts to effect the registration of such shares under the Securities Act of 1933, as amended. The Company will indemnify Purchaser, if he is selling securities in the proposed registration, to the same extent as the Company indemnifies the underwriters and Purchaser shall indemnify the Company to the same extent the underwriters indemnify the Company.

                  6. LEGENDS ON SHARES. Each certificate representing the Shares shall have conspicuously printed on it the following legends:

                           (a)      "THESE SHARES HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT COVERING THESE SHARES, OR (2) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THESE SHARES MAY BE TRANSFERRED WITHOUT REGISTRATION."

                           (b)      "THE SHARES REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT

BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                           (c)      Any legend required to be placed thereon by
the applicable blue sky laws of any state.

                  7.       OTHER PROVISIONS.

                           (a)      VALUATION OF SHARES.  Purchaser understands
that the Shares have been valued by the board of directors for the purpose of this sale, and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. Purchaser also understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than the purchase price, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser, and there is no provision for the Company to reimburse Purchaser for that tax liability. Purchaser assumes all responsibility for such potential tax liability.

                           (b)(i)   SECTION 83(B) ELECTION.  Purchaser
understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Base Shares and the fair market value of the Base Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Purchase Option. Purchaser understands that he may elect to be taxed at the time the Base Shares are purchased rather than when and as the Purchase Option expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. Purchaser understands that failure to make this filing in a timely manner will result in the recognition of ordinary income by Purchaser, as the Purchase Option lapses, on any difference between the purchase price and the fair market value of the Shares at the time such restriction lapses.

     PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER'S BEHALF.

                                    (ii)     NOTICE OF TAX ELECTION.  If
Purchaser makes any tax election relating to the treatment of the Shares under the Code, at the time of such election Purchaser shall promptly notify the Company of such election.

                           (c)      MARKET LOCK UP.

                                    (i)      LOCK UP PERIOD. In connection with
any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering, Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any of the Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. This Section 7(c) shall only remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to be in force or effect, and shall not apply during such period to Purchaser if he is no longer employed by the Company and owns less than 1% of the Company's outstanding Common Stock.

                                    (ii)     LIMITATION. Purchaser shall be
subject to the market lock up provisions of this Section 7(c) provided and only if the officers and directors of the Company are also subject to similar arrangements.

                                    (iii)    STOP TRANSFER. In order to enforce
the provisions of Section 7(c), the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable lock up period.

                  8. EMPLOYMENT AGREEMENT. The parties acknowledge that Purchaser's employment relationship with the Company is subject to the terms of the Employment Agreement and that nothing in this Agreement shall affect in any manner whatsoever the rights or power of Purchaser or the Company thereunder.

                  9. ATTORNEYS' FEES. The prevailing party in any legal action arising out of this Agreement shall be entitled, in addition to any other rights and remedies such party may have, to reimbursement for its expenses, including costs and reasonable attorneys' fees.

                  10. RIGHTS AS A SHAREHOLDER. Subject to the provisions and limitations hereof, Purchaser may, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

                  11.      MISCELLANEOUS PROVISIONS.

                           (a)      ADDITIONAL ACTIONS. The parties will execute
such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                           (b)      NOTICES. Any notice required or permitted
hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by certified mail with postage and fees prepaid, addressed, if to

Purchaser, at his address set forth on the signature page hereto and, if to the Company, at the address of its principal corporate offices (attention:
President) or at such other address as such party may designate by ten days' advance written notice to the other party.

                           (c)      ASSIGNMENT.  The Company may assign its
rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of a third party, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's heirs, executors, administrators, successors and assigns. This Agreement shall not be assignable by Purchaser.

                           (d)      NO WAIVER.  The failure of either party (or
his/its assignees) in any instance to exercise any of his/its rights or options hereunder shall not constitute a waiver of any other rights and/or options that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                           (e)      CANCELLATION OF SHARES.  If the Company (or
its assignees) shall tender payment to Purchaser, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Shares are to be repurchased shall no longer have any rights as a holder of such Shares (other than the right to payment of such consideration in accordance with this Agreement), and such Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such Shares.

                           (f)      ENTIRE AGREEMENT.  This Agreement
constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

                           (g)      GOVERNING LAW.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of Florida, as such laws are applied to contracts entered into and performed in such State.

                           (h)      COUNTERPARTS.  This Agreement may be
executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           (i)      SEVERABILITY.  If any provision of this
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired in any way and shall be construed in accordance with the purpose and terms of this Agreement.

                           (j)      AMENDMENTS.  This Agreement may not be
amended, modified, or supplemented except by a writing executed by both parties.

                           (k)  HEADINGS.  The section headings contained in
this Agreement are included for convenience of reference only and are not intended by the parties to be a part of or to affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PURCHASER                                 COMPANY

/s/ D. Gregory Smith
-------------------------------           Z-TEL TECHNOLOGIES, INC.
                                          a Delaware corporation


                                          By: /s/ Russell T. Alba
-------------------------------               ----------------------------------
                                              Russell T. Alba
-------------------------------               Chief Legal Officer
Address

                                   EXHIBIT C

                                    FOUNDERS

             NAME                       PERCENTAGE
             ----                       ----------
             D. Gregory Smith               40%
             James Kitchen                  40%
             Russell T. Alba                20%
                                           ---
                 TOTAL                     100%